UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2008

Industrial Enterprises of America, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32881	13-3963499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
711 Third Avenue, Suite 1505, New York, New York 10017
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 490-3100
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On January 16, 2008, Industrial Enterprises of America, Inc. (the “Company”) entered into a Loan and Securities Purchase Agreement (the “Agreement”) with an institutional and accredited investor.  Pursuant to the terms of the Agreement, the investor purchased $1.5 million of the Company’s 10% Promissory Notes (the “Notes”).  Fifty percent of the Notes will be purchased on the first closing date and the remaining fifty percent of the Notes will be purchased on the second closing date.  The Notes: (i) bear interest at 10% per year; and (ii) have a maturity date of July 15, 2008.  The Notes also contain customary events of default provisions.  Pursuant to the Agreement, the Company also issued the investor five-year common stock purchase warrants to purchase 75,000 shares of the Company’s common stock at an exercise price per share equal to 110% of the closing price of the common stock on the trading day immediately prior to the date hereof.  The warrants will be issued at the first closing.  Additionally, pursuant to the Agreement, the Company issued the investor two million shares of the Company’s common stock, which will be issued at the first closing.

The foregoing summary of the Agreement is qualified in its entirety to reference to the full text of the document, a copy of which is attached hereto as Exhibits 10.1 and is incorporated herein in its entirety by reference.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 15, 2008, the Nasdaq Listing Qualifications Panel granted the Company’s request for continued listing on The Nasdaq Stock Market, subject to certainconditions.  To continue the listing of the Company’s shares on The Nasdaq Stock Market, the Company must: (i) provide the Nasdaq Hearings Department with a summary of the findings and recommendations resulting from an independent review of accounting practices; (ii) on or before February 4, 2008, file its Form 10-KSB for the year ended June 30, 2007, and any required restatements; and (iii) on or before February 28, 2008, file its Form 10-QSB for the quarter ended September 30, 2007.

Item 3.02.  Unregistered Sales of Equity Securities

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

The Company issued the securities in this transaction in a private placement exempt from Federal securities registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.                       Description
10.1                       Form of Loan and Securities Purchase Agreement, dated as of January 16, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Enterprises of America, Inc.
(Registrant)

January 18, 2008
By:            /s/ John D. Mazzuto
John D. Mazzuto
Chief Executive Officer